LEGG MASON CHARLES STREET TRUST, INC.

                              ARTICLES OF AMENDMENT

      Legg Mason Charles Street Trust, Inc., a Maryland Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: On August 9, 2006 the Board of Directors of Legg Mason Charles Street Trust, Inc. ("Board"), a Maryland Corporation ("Corporation") organized on January 13, 1998, under authority contained in the Corporation's charter, has:

      (a) established and designated a new series of capital stock of the Corporation, to be known as the "Global Opportunities Bond Fund" ("Fund"), to be considered for all purposes under the Articles of Incorporation as a "Series" and to have all the rights and privileges of a Series specified in said Articles;

      (b) created and established a new share class of the Fund, to be known as "Global Opportunities Bond Fund, Institutional Class" and classified five hundred million (500,000,000) shares of unclassified Common Stock that the Corporation is authorized to issue as shares of "Global Opportunities Bond Fund, Institutional Class"; and

      (c) created and established a new share class of the Fund, to be known as "Global Opportunities Bond Fund, Financial Intermediary Class" and classified five hundred million (500,000,000) shares of unclassified Common Stock that the Corporation is authorized to issue as shares of "Global Opportunities Bond Fund, Financial Intermediary Class."

      The par value of shares of capital stock of the Corporation remains one tenth of one cent ($0.001) per share, the number of shares that the Corporation has authority to issue remains ten billion (10,000,000,000), and the aggregate par value of the Corporation's shares remains ten million (10,000,000) dollars

      SECOND: Immediately before filing these Articles of Amendment, the Corporation had authority to issue ten billion (10,000,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of ten million (10,000,000) dollars. These shares were classified as follows:

Designation                                Number of Shares
-----------                                ----------------
LM Value Institutional Portfolio     500,000,000 Institutional Class Shares
                                     500,000,000 Financial Intermediary Class
                                          Shares

LM Special Investment Institutional  500,000,000 Institutional Class Shares
     Portfolio                       500,000,000 Financial Intermediary Class
                                          Shares

Batterymarch International Equity    500,000,000 Institutional Class Shares
     Portfolio                       500,000,000 Financial Intermediary Class
                                          Shares

Batterymarch Emerging Markets        500,000,000 Institutional Class Shares
     Portfolio                       500,000,000 Financial Intermediary Class
                                          Shares

Legg Mason Fund Adviser/Western      500,000,000 Institutional Class Shares
      Asset Balanced Portfolio       500,000,000 Financial Intermediary Class
                                          Shares

LM Total Return Institutional        500,000,000 Institutional Class Shares
     Portfolio                       500,000,000 Financial Intermediary Class
                                          Shares

LM Balanced Institutional Portfolio  500,000,000 Institutional Class Shares
                                     500,000,000 Financial Intermediary Class
                                          Shares

Batterymarch US MidCapitalization    500,000,000 Institutional Class Shares
     Equity Portfolio                500,000,000 Financial Intermediary Class
                                          Shares

Batterymarch US Small Capitalization 500,000,000 Institutional Class Shares
     Equity Portfolio                500,000,000 Financial Intermediary Class
                                          Shares

Common Stock                         1,000,000,000 shares
     (without further
     classification)

      THIRD: Immediately after filing these Articles of Amendment, the Corporation shall continue to have authority to issue ten billion
(10,000,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of ten million (10,000,000) dollars. These shares are classified as follows:

Designation                                Number of Shares
-----------                                ----------------
LM Value Institutional Portfolio     500,000,000 Institutional Class Shares
                                     500,000,000 Financial Intermediary Class
                                          Shares

LM Special Investment Institutional  500,000,000 Institutional Class Shares
     Portfolio                       500,000,000 Financial Intermediary Class
                                          Shares

Batterymarch International Equity    500,000,000 Institutional Class Shares
     Portfolio                       500,000,000 Financial Intermediary Class
                                          Shares

Batterymarch Emerging Markets        500,000,000 Institutional Class Shares
     Portfolio                       500,000,000 Financial Intermediary Class
                                          Shares

Legg Mason Fund Adviser/Western      500,000,000 Institutional Class Shares
     Asset Balanced Portfolio        500,000,000 Financial Intermediary Class
                                          Shares

LM Total Return Institutional        500,000,000 Institutional Class Shares
     Portfolio                       500,000,000 Financial Intermediary Class
                                          Shares

LM Balanced Institutional Portfolio  500,000,000 Institutional Class Shares
                                     500,000,000 Financial Intermediary Class
                                          Shares

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

Batterymarch US MidCapitalization    500,000,000 Institutional Class Shares
     Equity Portfolio                500,000,000 Financial Intermediary Class
                                          Shares

Batterymarch US Small Capitalization 500,000,000 Institutional Class Shares
     Equity Portfolio                500,000,000 Financial Intermediary Class
                                          Shares

Global Opportunities Bond Fund       500,000,000 Institutional Class Shares
                                     500,000,000 Financial Intermediary Class
                                          Shares


      FOURTH: The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation and is limited to changes expressly permitted by Sections 2-105(a)(12) and 2-605(a)(2) of the Maryland General Corporate Law to be made without action by the stockholders or matters reserved by the Corporation's charter to the Board of Directors.

      FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

      SIXTH: The undersigned Vice President and Chief Financial Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Chief Financial Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Vice President and Chief Financial Officer and attested to by its Secretary on August 18, 2006.

ATTEST:                              LEGG MASON CHARLES STREET TRUST, INC.


By: /s/ Richard M. Wachterman        By:  /s/ Marie K. Karpinski
   -----------------------------        -----------------------------------
Richard M. Wachterman                Marie K. Karpinski
Secretary                            Vice President and Chief Financial Officer

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